Exhibit 99.1

DATALINK REPORTS 2015 THIRD QUARTER AND NINE MONTH OPERATING RESULTS

Third Quarter and Nine Month Revenues Up 37% and 25% Year-Over-Year, Respectively

EDEN PRAIRIE, Minn., October 21, 2015 — Datalink (Nasdaq: DTLK), a leading provider of data center infrastructure and services, today reported results for its third quarter and nine months that ended September 30, 2015.  Financial results for both reporting periods include the results of operations from the acquisition of Bear Data Solutions, which closed on October 19, 2014.

Revenues for the quarter ended September 30, 2015 increased 37% to $198.0 million compared to $145.0 million for the quarter ended September 30, 2014, and increased 8% over revenues of $182.6 million in the second quarter of 2015.  Revenues for the nine months ended September 30, 2015, increased 25% to $556.0 million compared to $443.9 million for the nine months ended September 30, 2014.

GAAP Results

On a GAAP basis, the company reported net earnings of $1.3 million or $0.06 per diluted share for the third quarter ended September 30, 2015.  This compares to net earnings of $3.5 million or $0.16 per diluted share in the third quarter of 2014. For the nine months ended September 30, 2015, the company reported net earnings of $2.0 million or $0.09 per diluted share, compared to net earnings of $7.4 million, or $0.33 per diluted share, for the nine months ended September 30, 2014.

Non-GAAP Results

Non-GAAP net earnings for the third quarter of 2015 were $3.3 million, or $0.15 per diluted share, compared to non-GAAP net earnings of $4.2 million, or $0.19 per diluted share, in the third quarter of 2014.  For the nine months ended September 30, 2015, the company reported non-GAAP net earnings of $8.3 million, or $0.37 per diluted share, compared to non-GAAP net earnings of $10.3 million, or $0.46 per diluted share, for the nine months ended September 30, 2014.  A detailed reconciliation between GAAP and non-GAAP information is contained in the tables included herein.

Highlights of the quarter and nine months ended September 30, 2015, include:

•                  A 20% year-over-year increase in total services revenues in the first nine months of 2015 and a 16% increase in the third quarter of 2015 compared to 2014, marking continued progress toward our goal of building the company’s higher margin services business that helps customers transform their data centers to support their business needs.

•                  A 33% year-over-year increase in professional services revenues to a record $48.5 million in the first nine months of 2015, simultaneously increasing the portion of Datalink revenues coming from professional services to 9% of total revenues from 8% in the first nine months of 2014.

•                  Multiple new seven-figure contracts awarded to Datalink’s Advanced Services practice, including engagements for large data center consolidation and transformation, infrastructure virtualization and application and data migration projects.

•                  An 21% quarter-over-quarter increase in the number of converged data center infrastructure sales, a key building block for other IT initiatives like private clouds, where Datalink can offer additional consulting, managed and support services.  A 55% year-over-year increase in nine month Cisco revenues, reflecting ongoing growth in the company’s networking products business.

•                  A five-fold increase in our revenues from the emerging solid state storage providers in the first nine months of 2015 yielding lower gross margins than traditional storage but helping to offset continued declines in traditional storage revenues caused by the transition to flash storage, falling storage prices, and an industry wide move away from three-year technology refresh cycles in favor of upgrading technology to achieve specific business benefits.

The company is on track with the workforce rebalancing and other expense control strategies that were announced at the end of the second quarter that we anticipate will eliminate approximately $10 million of operating expenses on an annualized basis when fully implemented in the first quarter of 2016.

“Included in our third quarter results are a number of one-time, low margin fulfillment orders from one of our largest customers totaling $10.7 million.  Without these orders our revenue growth for the third quarter would have been a solid 29%, which is significantly higher than our OEM partners, and our third-quarter gross margins and operating margin percentages would have been higher as well,” said Paul Lidsky, Datalink’s president and CEO.  “At the same time, we expect continued margin pressures because of the growth in our networking and solid state storage business.  We have responded by building our services revenues and adjusting our expense model, and we will continue to do both in order to drive profitable growth and deliver strong results for our investors.”

Outlook

Datalink projects revenues of $195.0 million to $210.0 million for the fourth quarter of 2015, compared to $186.4 million for the fourth quarter of 2014.  This represents an increase in expected revenues of between 5% and 13%, based on the company’s current backlog, sales pipeline, historical trends, and expected continued softness in storage spending countered by continued growth in the company’s networking and services business during the quarter.  The company expects fourth quarter 2015 net earnings to be between $0.13 and $0.19 per diluted share on a GAAP basis, and net earnings of between $0.20 and $0.26 per diluted share on a non-GAAP basis.  This compares to net earnings of $0.16 per diluted share and $0.28 per diluted share on a GAAP and non-GAAP basis, respectively, for the same period in 2014.

Non-GAAP earnings per share exclude the effect of acquisition accounting adjustments to deferred revenue and costs, integration and transaction costs related to acquisitions, stock-based compensation expense, amortization of intangible assets, and the related effects on income taxes. The company estimates this total effect will be approximately $0.07 per diluted share for the third quarter of 2015.

Conference Call and Webcast Today

Datalink will hold a conference call shortly after 4:00 p.m. Central Time during which time Datalink’s president and chief executive officer, Paul Lidsky, and chief financial officer, Greg Barnum, will discuss company results and provide a business overview. Participants can access the conference call by dialing (855) 793-2451. Participants will be asked to identify the Datalink conference call and provide the designated identification number (60747550). A live webcast of the conference call can be accessed here or via Datalink’s investor relations website at www.datalink.com.

About Datalink

Datalink is a complete IT services provider that helps companies transform their technology, operations, and service delivery to meet business challenges. Combining extensive experience, a full lifecycle of services and a comprehensive approach to producing IT innovations that empower positive business outcomes, Datalink delivers success across cloud IT transformation, next generation technology, and security. For more information, call 800.448.6314 or visit www.datalink.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. This press release contains forward-looking statements, including (i) anticipated margin pressure and plans to drive profitable growth, (ii) anticipated financial performance for third quarter and months ended September 30, 2015 and, (iii) Datalink’s projections of certain anticipated fourth quarter and full year 2015 results, which reflect our views regarding future events and financial performance. These forward-looking statements are subject to certain risks and uncertainties, including those identified below, which could cause actual results to differ materially from historical results or those anticipated. The words “aim,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “should” and other expressions which indicate future events and trends identify forward-looking statements. Actual future results and trends may differ materially from historical results or those anticipated depending upon a variety of factors, many of which are included under “Risk Factors” in our annual report on Form 10-K for our year ended December 31, 2014, including, but not limited to: the level of continuing demand for data center solutions and services including the effects of current economic and credit conditions and the ability of organizations to outsource data center infrastructure-related services to service providers such as us; the migration of organizations to virtualized server environments, including using a private cloud computing infrastructure; the extent to which customers deploy disk-based backup recovery solutions; the realization of the expected trends identified for advanced network infrastructures; reliance by manufacturers on their data service partners to integrate their specialized products; customers switching to solid state storage solutions; continued preferred status with certain principal suppliers; competition and pricing pressures and timing of our installations that may adversely affect our revenues and profits; fixed employment costs that may impact profitability if we suffer revenue shortfalls; our ability to hire and retain key technical and sales personnel; continued productivity of our sales personnel; our dependence on key suppliers; our ability to adapt to rapid technological change; success of the implementation of our enterprise resource planning system; risks associated with integrating completed and future acquisitions (including a failure of anticipated synergies to materialize); the ability to execute our acquisition strategy; fluctuations in our quarterly operating results; future changes in applicable accounting rules; and volatility in our stock price. Furthermore, our revenues for any particular quarter are not necessarily reflected by our backlog of contracted orders, which also may fluctuate unpredictably. We cannot assure you that we can grow or maintain our revenue and backlog from current levels.  Additional factors that may cause actual results to differ from our assumptions and expectations include those set forth in our most recent filing on Form 10-K filed with the Securities and Exchange Commission.  Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made.  We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Non-GAAP Details

Non-GAAP financial measures exclude the impact from acquisition accounting adjustments to deferred revenue and costs, stock-based compensation expense, amortization of acquisition intangible assets, integration and transaction costs related to acquisitions, severance costs and the related effects on income taxes.  These non-GAAP measures are not in accordance with, or an alternative for measures prepared in accordance with, GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. We believe that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures.

These non-GAAP financial measures facilitate management’s internal comparisons to our historical operating results and comparisons to competitors’ operating results. We include these non-GAAP financial measures in our earnings announcement because we believe they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making, such as employee compensation planning. We believe that the presentation of these non-GAAP measures when shown in conjunction with the corresponding GAAP measures provides useful information to investors and management regarding financial and business trends relating to our financial condition and results of operations.

# # #

Company Contacts:

Investors & Analysts

Greg Barnum

Vice President and CFO

Phone:  952-279-4816

Email:  gbarnum@datalink.com

Press

Jill Schmidt

S&S Public Relations, Inc.

Phone: 847-415-9311
Email: jills@sspr.com

DATALINK CORPORATION

STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014

Net sales:
Products	$123,871	$81,209	$339,394	$262,656
Services	74,161	63,738	216,621	181,206
Total net sales	198,032	144,947	556,015	443,862

Cost of sales:
Cost of products	104,181	63,276	278,149	206,457
Cost of services	58,970	49,338	171,345	140,107
Total cost of sales	163,151	112,614	449,494	346,564
Gross profit	34,881	32,333	106,521	97,298
Operating expenses:
Sales and marketing	16,376	13,943	52,087	45,474
General and administrative	6,262	5,858	19,746	15,996
Engineering	7,602	6,661	24,470	21,621
Integration and transaction costs	419	—	939	—
Amortization of intangibles	1,746	1,307	5,652	4,082
Total operating expenses	32,405	27,769	102,894	87,173
Earnings from operations	2,476	4,564	3,627	10,125
Gain on settlement related to StraTech acquisition	—	—	—	876
Interest income	114	95	241	215
Interest expense	(66)	(93)	(203)	(201)
Earnings before income taxes	2,524	4,566	3,665	11,015
Income tax expense	1,210	1,020	1,704	3,605
Net earnings	$1,314	$3,546	$1,961	$7,410

Earnings per common share:
Basic	$0.06	$0.16	$0.09	$0.34
Diluted	$0.06	$0.16	$0.09	$0.33
Weighted average common shares outstanding:
Basic	22,060	21,563	22,004	21,540
Diluted	22,833	22,253	22,585	22,153

DATALINK CORPORATION

BALANCE SHEETS

(In thousands, except share data)

	September 30,	December 31,
	2015	2014
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$24,379	$27,725
Short-term investments	26,566	22,994
Accounts receivable, net	147,378	171,531
Net working capital receivable from acquisition	—	741
Lease receivable	4,262	2,482
Inventories, net	19,879	5,447
Current deferred customer support contract costs	120,850	106,497
Inventories shipped but not installed	13,058	20,035
Income tax receivable	1,743	4,194
Other current assets	1,362	3,563
Total current assets	359,477	365,209
Property and equipment, net	7,848	7,244
Goodwill	47,101	47,101
Finite-lived intangibles, net	10,951	16,603
Deferred customer support contract costs, non-current	58,439	58,484
Deferred tax asset	6,850	6,874
Long-term lease receivable	7,757	4,016
Other assets	756	759
Total assets	$499,179	$506,290

Liabilities and Stockholders’ Equity
Current liabilities
Floor plan line of credit	$25,506	$27,656
Accounts payable	59,980	86,266
Lease payable	3,502	2,319
Accrued commissions	2,857	5,334
Accrued sales and use taxes	2,733	4,117
Accrued expenses, other	6,675	7,730
Deferred taxes	1,271	2,281
Customer deposits	4,587	3,325
Current deferred revenue from customer support contracts	146,927	131,061
Other current liabilities	1,007	746
Total current liabilities	255,045	270,835
Deferred revenue from customer support contracts, non-current	70,273	70,663
Long-term lease payable	6,700	3,278
Other liabilities non-current	1,149	828
Total liabilities	333,167	345,604

Stockholders’ equity
Common stock, $.001 par value, 50,000,000 shares authorized, 22,786,258 and 22,876,753 shares issued and outstanding as of September 30, 2015 and December 31, 2014, respectively	23	23
Additional paid-in capital	118,413	115,048
Retained earnings	47,576	45,615
Total stockholders’ equity	166,012	160,686
Total liabilities and stockholders’ equity	$499,179	$506,290

DATALINK CORPORATION

RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014

Earnings from operations on a GAAP basis	$2,476	$4,564	$3,627	$10,125
GAAP operating margin	1.3%	3.1%	0.7%	2.3%

Non-GAAP Adjustments:
Purchase accounting adjustment to StraTech deferred revenue and cost, net	3	36	21	144
Total gross margin adjustments	3	36	21	144

Stock based compensation expense included in sales and marketing	265	257	1,248	708
Stock based compensation expense included in general and administrative	336	534	1,074	1,324
Stock based compensation expense included in engineering	568	204	1,943	687
Integration and transaction costs	419	—	939	—
Amortization of intangible assets	1,746	1,307	5,652	4,082
Total operating expense adjustments	3,334	2,302	10,856	6,801

Non-GAAP earnings from operations	5,813	6,902	14,504	17,070
Non-GAAP operating margin	2.9%	4.8%	2.6%	3.8%

Interest income (expense), net	48	2	38	14
Income tax expense impact including Non-GAAP items	2,528	2,748	6,273	6,799

Non-GAAP net earnings	$3,333	$4,156	$8,269	$10,285

Non-GAAP net earnings per share - Basic	$0.15	$0.19	$0.38	$0.48
Non-GAAP net earnings per share - Diluted	$0.15	$0.19	$0.37	$0.46

Shares used in non-GAAP per share calculation - Basic	22,060	21,563	22,004	21,540
Shares used in non-GAAP per share calculation - Diluted	22,833	22,253	22,585	22,153

DATALINK CORPORATION

STATEMENT OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended
	September 30,
	2015	2014
Cash flows from operating activities:
Net earnings	$1,961	$7,410
Adjustments to reconcile net earnings to net cash provided by operating activities:
Change in fair value of trading securities	16	(93)
Provision for bad debts	155	114
Depreciation	2,425	1,891
Amortization of finite-lived intangibles	5,652	4,082
Gain on settlement related to StraTech acquisition	—	(876)
Deferred income taxes	(986)	(454)
Stock-based compensation expense	4,264	2,719
Changes in operating assets and liabilities:
Accounts receivable, net and leases receivable	19,218	27,154
Inventories	(7,455)	10,009
Deferred costs/revenues/customer deposits, net	2,430	3,294
Accounts payable and leases payable	(21,681)	(20,924)
Accrued expenses	(4,916)	(4,789)
Income tax receivable	—	(16,320)
Income tax payable	2,451	—
Other	2,786	384
Net cash provided by operating activities	6,320	13,601

Cash flows from investing activities:
Purchases, sales and maturities of trading securities, net	(3,588)	15,305
Purchases of property and equipment	(3,029)	(1,620)
Net cash provided by (used in) investing activities	(6,617)	13,685

Cash flows from financing activities:
Net payments under floor plan line of credit	(2,150)	(4,956)
Repurchase of common stock	(174)	—
Excess tax from stock compensation	132	583
Proceeds from issuance of common stock from option exercise	34	88
Tax withholding payments reimbursed by restricted stock	(891)	(1,000)
Net cash used in financing activities	(3,049)	(5,285)

Increase in cash and cash equivalents	(3,346)	22,001
Cash and cash equivalents, beginning of period	27,725	24,871
Cash and cash equivalents, end of period	$24,379	$46,872

Supplemental cash flow information:
Cash paid for income taxes	$269	$19,799
Cash received for income tax refunds	$88	$4
Cash paid for interest expense	$139	$—